Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-131810, 333-126053, 333-106790, 333-106793, and 333-36082 on Forms S-3 and Registration Statement Nos. 333-130570, 333-130566, 333-124257, 333-124256, 333-110332, 333-85094, 333-69305, 333-49725, 333-38396, 333-38398, 333-78173, 333-25587, 333-18391, and 333-02733 on Forms S-8 of our report dated March 2, 2006, (which report on the consolidated financial statements expressed an unqualified opinion and included an explanatory paragraph as to changes in accounting principles for: conditional asset retirement obligations in 2005 and asset retirement obligations, contracts involved in energy trading, derivative contracts not held for trading purposes, derivative contracts with a price adjustment feature, and the consolidation of variable interest entities in 2003), relating to the consolidated financial statements of Dominion Resources, Inc., appearing in this Annual Report on Form 10-K/A of Dominion Resources, Inc. for the year ended December 31, 2005.

/s/    Deloitte & Touche LLP

Richmond, Virginia

March 6, 2006